UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

 FORM 8-K
_____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2018

New Age Beverages Corporation
(Exact name of registrant as specified in its charter)

Washington
(State or other jurisdiction of incorporation)

001-38014	27-2432263
(Commission File Number)	(IRS Employer Identification No.)

1700 E. 68th Avenue, Denver, CO 80229
(Address of principal executive offices) (Zip Code)

(303) 289-8655
(Registrant’s telephone number, including area code)
Copies to: Gregory Sichenzia, Esq. Sichenzia Ross Ference Kesner LLP 1185 Avenue of the Americas, 37th Floor New York, New York 10036 Telephone: (212) 930-9700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  ☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  ☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  ☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  ☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01    Entry into a Material Definitive Agreement

On September 24, 2018, New Age Beverages Corporation (the “Company”) entered into an At the Market Offering Agreement (the “Offering Agreement”) with Roth Capital Partners LLC. (the “Agent”), pursuant to which the Company may offer and sell from time to time up to an aggregate of $50 million shares of the Company’s common stock (the “Placement Shares”), through the Agent.

The Placement Shares have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Registration Statement on Form S-3 (File No. 333-219341) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission (“SEC”) on October 16, 2017, the base prospectus contained within the Registration Statement, and a prospectus supplement that was filed with the SEC on September 24, 2018.

Sales of the Placement Shares, if any, pursuant to the Offering Agreement, may be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act. The Agent will act as sales agent and will use commercially reasonable efforts to sell on the Company’s behalf all of the Placement Shares requested to be sold by the Company, consistent with its normal trading and sales practices, on mutually agreed terms between the Agent and the Company.

The Company has no obligation to sell any of the Placement Shares under the Offering Agreement. The Offering Agreement terminates on March 24, 2019 and may be earlier terminated by the Company upon five business days’ notice to the Agent and at any time by the Agent or by the mutual agreement of the parties.

The Company intends to use the net proceeds from this offering for investing in its portfolio of CBD-infused beverages and for general working capital purposes.

The Offering Agreement contains customary representations, warranties and agreements by the Company, as well as indemnification obligations of the Company for certain liabilities under the Securities Act.

Under the terms of the Offering Agreement, the Company will pay the Agent a commission equal to 3 % of the gross proceeds from each sale of Placement Shares sold through it under the Offering Agreement. In addition, the Company has agreed to pay certain expenses incurred by the Agent in connection with the offering.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The description of the material terms of the Offering Agreement is not intended to be complete and is qualified in its entirety by reference to the Offering Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Sichenzia Ross Ference LLP, counsel to the Company, has issued an opinion to the Company, dated September 24, 2018, regarding the validity of the Placement Shares. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits:

Number
Description
1.1
At the Market Offering Agreement, dated September 24, 2018, by and between New Age Beverages Corporation and Roth Capital Partners, LLC.
5.1
Opinion of Sichenzia Ross Ference LLP
23.1
Consent of Sichenzia Ross Ference LLP (included in the Opinion of Sichenzia Ross Ference LLP filed as Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW AGE BEVERAGES CORPORATION

Date: September 24, 2018	By:	/s/ Brent Willis
Brent Willis Chief Executive Officer